        As filed with the Securities and Exchange Commission on January 30, 2004

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                         WEATHERFORD INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                BERMUDA                                       98-0371344
    (State or other jurisdiction of                        (I.R.S Employer
     incorporation or organization)                      Identification No.)

        515 POST OAK BOULEVARD,
               SUITE 600                                        77027
             HOUSTON, TEXAS
    (Address of Principal Executive Offices)                  (Zip Code)

   WEATHERFORD INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED WEATHERFORD INTERNATIONAL, INC. FOREIGN EXECUTIVE DEFERRED
  COMPENSATION STOCK PLAN WEATHERFORD INTERNATIONAL LTD. RESTRICTED SHARE PLAN
               WEATHERFORD INTERNATIONAL, INC. 401(k) SAVINGS PLAN
                            (Full title of the plan)

                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL LTD.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 693-4000
          (Telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
                                            AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED             SHARE(1)                PRICE(1)                 FEE
----------------------------------------------------------------------------------------------------------------------------
Common Shares, $1.00 par value............  7,185,000(2)            $41.67               $299,398,950.00        $  37,934.00
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a Common Share as reported by the New York Stock Exchange, Inc. on January 23, 2004.

(2) Includes (i) 150,000 Common Shares for the Weatherford International, Inc. Deferred Compensation Plan for Non-Employee Directors, as amended,
         (ii) 200,000 Common Shares for the Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan, (iii) 3,835,000 Common Shares for the Weatherford International Ltd. Restricted Share Plan, (iv) 3,000,000 Common Shares for the Weatherford International, Inc. 401(k) Savings Plan, and (v) an indeterminable number of Common Shares issuable as a result of the anti-dilution provisions of the foregoing plans.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Weatherford International, Inc. 401(k) Savings Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Weatherford International Ltd., a Bermuda exempted company ("Weatherford" or "Registrant"), and the Weatherford International, Inc. 401(k) Savings Plan (the "401(k) Plan") incorporate by reference in this Registration Statement the following documents:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 18, 2003, as amended by Amendment No. 1 to Annual Report on Form 10-K on Form 10-K/A, filed on June 26, 2003;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 8, 2003;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003;

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed on November 6, 2003;

         5. The Registrant's Current Reports on Form 8-K filed on January 17, 2003, February 5, 2003, March 31, 2003, May 6, 2003, July 1, 2003, July 2,
2003, July 3, 2003, July 21, 2003, October 2, 2003, October 7, 2003, October 23,
2003, October 30, 2003 and January 30, 2004;

         6. The description of the Registrant's common shares, $1.00 par value ("Common Shares"), contained in a registration statement on Form 8-A (File No. 001-31339) filed on May 24, 2002, including any amendment or report filed for the purpose of updating such description; and

         7. The 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2002, filed on June 30, 2003.

         All documents filed by the Registrant and the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain Bermuda legal matters in connection with the Common Shares registered hereby will be passed upon for the Registrant by its special Bermuda counsel, Conyers Dill & Pearman. An employee of the firm's affiliated company, Codan Services Limited, is one of the Registrant's assistant secretaries.

         The consolidated financial statements as of December 31, 2000 and for the year ended December 31, 2000 appearing in Weatherford International, Inc.'s Annual Report incorporated by reference herein, and the statements of net assets available for plan benefits of the 401(k) Plan as of December 31, 2001 and 2000, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 2001 appearing in the 401(k) Plan's Annual Report incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. Arthur Andersen LLP has not consented to the inclusion of their reports herein, and Weatherford has dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their reports herein, it will not be possible to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Weatherford International Ltd. is a Bermuda exempted company. Section 98 of the Companies Act of 1981 of Bermuda, as amended (the "Companies Act"), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

         Furthermore, Weatherford has entered into indemnification agreements with each of its directors and its executive officers. The indemnification agreements require Weatherford to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford must pay all reasonable expenses incurred in advance of a final disposition.

         Weatherford has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., constitute two of the nine members of the Board of Directors of Weatherford. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford, are to be indemnified by Lehman Brothers and Lehman Brothers Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of Weatherford at the request of Lehman Brothers and Lehman Brothers Holdings.

         Section 98A of the Companies Act permits Weatherford to purchase and maintain insurance for the benefit of any officer or director of Weatherford in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford may otherwise indemnify such officer or director. Weatherford has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacities as directors pursuant to insurance maintained by Lehman Brothers Holdings.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      -        Memorandum of Association of Weatherford
                           International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to Registration Statement on Form
                           S-4 (Registration No. 333-85644) filed May 22, 2002).

         4.2      -        Memorandum of Increase of Share Capital of
                           Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to Registration Statement on Form S-4 (Registration No.
                           333-85644) filed May 22, 2002).

         4.3      -        Bye-Laws of Weatherford International Ltd.
                           (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration
                           No. 333-85644) filed May 22, 2002).

         4.4      -        Credit Agreement dated May 14, 2003, among
                           Weatherford International Ltd., Weatherford
                           International, Inc., JPMorgan Chase Bank, as
                           Administrative Agent, BankOne, NA and Wells Fargo
                           Bank, Texas, N.A., as Co-Syndication Agents, ABN-AMRO
                           Bank, N.V., and The Bank of Nova Scotia, as
                           Co-Documentation Agents, and Wachovia Bank, National
                           Association, Suntrust Bank, Royal Bank of Canada and
                           Deutsche Bank AG New York Branch, as Co-Managing
                           Agents. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed
                           July 1, 2003).

         4.5      -        Indenture dated as of October 15, 1997, between
                           EVI, Inc. and The Chase Manhattan Bank, as Trustee
                           (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-3 (Reg. No.
                           333-45207)).

         4.6      -        First Supplemental Indenture dated as of October
                           28, 1997, between EVI, Inc. and The Chase Manhattan
                           Bank, as Trustee (including Form of Debenture)
                           (incorporated by reference to Exhibit 4.2 to Current
                           Report on Form 8-K (File 1-13086) filed November 5,
                           1997).

         4.7      -        Indenture dated May 17, 1996, between Weatherford
                           Enterra, Inc. and Bank of Montreal Trust Company, as
                           Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form
                           8-K (File No. 1-7867) dated May 28, 1996).

         4.8      -        First Supplemental Indenture dated and effective as
                           of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee
                           (incorporated by reference to Exhibit 4.1 to Current
                           Report on Form 8-K (File No. 1-13086) filed June 2,
                           1998).

         4.9      -        Form of Weatherford Enterra, Inc.'s 7 1/4% Notes
                           due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current
                           Report on Form 8-K (File No. 1-7867) dated May 28,
                           1996).

         4.10     -        Second Supplemental Indenture dated June 30, 2000,
                           between Weatherford International, Inc. and The Bank of New York, as successor trustee to Bank of Montreal
                           Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form
                           8-K (File No. 1-13086) filed July 10, 2000).

         4.11     -        Third Supplemental Indenture dated November 16,
                           2001, between Weatherford International, Inc. and The
                           Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November
                           20, 2001).

         4.12     -        Registration Rights Agreement dated June 30, 2000,
                           between Weatherford International, Inc. and Morgan
                           Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File
                           No. 1-13086) filed July 10, 2000).

         4.13     -        Sale Agreement dated July 2, 2001, among Weatherford
                           Artificial Lift Systems, Inc., Weatherford U.S., L.P.
                           and each of their U.S. affiliates who become
                           Originators, as Sellers, and W1 Receivables, L.P., as
                           Purchaser (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

         4.14     -        Purchase Agreement dated July 2, 2001, among W1
                           Receivables, L.P., as Seller, Weatherford
                           International, Inc., as Servicer, and Jupiter
                           Securitization Corporation and Bank One, NA (Main
                           Office Chicago), as Agents (incorporated by reference to Exhibit 4.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

         4.15     -        Registration Rights Agreement dated November 16,
                           2001, among Weatherford International, Inc. and
                           Credit Suisse First Boston Corporation and Lehman
                           Brothers Inc., on behalf of the Initial Purchasers
                           (incorporated by reference to

                           Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333-73770)).

         4.16     -        Second Supplemental Indenture, dated June 26, 2002,
                           between Weatherford International Inc., as successor to EVI, Inc., Weatherford International Ltd. and JP
                           Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.9 to Quarterly Report on Form
                           10-Q for the quarter ended June 30, 2002 (File No.
                           1-31339)).

         4.17     -        Fourth Supplemental Indenture dated June 26, 2002,
                           between Weatherford International, Inc., Weatherford
                           International Ltd. and The Bank of New York, as
                           Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended
                           June 30, 2002 (File No. 1-31339)).

         4.18     -        Waiver and Omnibus Amendment dated June 26, 2002,
                           to Sale Agreement dated July 2, 2001 and Purchase
                           Agreement dated July 2, 2001, among W1 Receivables,
                           L.P., Weatherford International, Inc., Bank One, NA
                           (Main Office Chicago), individually and as Agent,
                           Jupiter Securitization Corporation, Weatherford
                           Artificial Lift Systems, Inc., Weatherford U.S., L.P.
                           and Weatherford International Ltd. (incorporated by reference to Exhibit 4.5 to Quarterly Report on Form
                           10-Q for the quarter ended June 30, 2002 (File No.
                           1-31339)).

         4.19     -        Waiver and Amendment No. 1 dated May 14, 2002, to
                           Purchase Agreement dated July 2, 2001, among W1
                           Receivables, L.P., Weatherford International, Inc.,
                           Bank One, NA (Main Office Chicago), individually and as Agent, and Jupiter Securitization Corporation
                           (incorporated by reference to Exhibit 4.6 to Quarterly Report on Form 10-Q for the quarter ended
                           June 30, 2002 (File No. 1-31339)).

         4.20     -        Weatherford International Ltd. Restricted Share
                           Plan (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended
                           September 30, 2003 (File No. 1-31339) filed November
                           6, 2003).

         4.21     -        Weatherford International, Inc. Non-Employee
                           Director Deferred Compensation Plan (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form
                           10-Q for the quarter ended March 31, 2000 (File No.
                           1-13086) filed May 15, 2000).

         4.22     -        Weatherford International, Inc. Foreign Executive
                           Deferred Compensation Stock Plan (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form
                           10-Q for the quarter ended June 30, 2003 (File No.
                           1-31339) filed August 14, 2003).

         4.23     -        Weatherford International, Inc. 401(k) Savings Plan.

         4.24     -        Assumption and General Amendment of Directors'
                           Stock Option and Benefit Programs and General
                           Amendment of Employee Stock Option and Benefit
                           Programs of Weatherford International, Inc. dated
                           June 26, 2002 (incorporated by reference to Exhibit
                           10.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339) filed August
                           14, 2002).

         4.25     -        Indenture dated October 1, 2003, among Weatherford
                           International Ltd., Weatherford International, Inc.
                           and Deutsche Bank Trust Company Americas
                           (incorporated by reference to Exhibit 4.1 to Current
                           Report on Form 8-K (File No. 1-31339) filed October
                           2, 2003).

         4.26     -        Form of Global Note for 4.95% Senior Notes due 2013
                           (incorporated by reference to Exhibit 4.1 to Current
                           Report on Form 8-K (File No. 1-31339) filed October
                           7, 2003).

         5.1      -        Opinion of Conyers, Dill & Pearman.

         23.1     -        Consent of Conyers, Dill & Pearman (included in
                           Exhibit 5.1).

         23.2     -        Consent of Ernst & Young LLP.

         23.3     -        Consent of Deloitte & Touche LLP.

         23.4     -        Consent of KPMG LLP.

         24.1     -        Powers of Attorney (included on page II-8 of this
                           Registration Statement).

         The 401(k) Plan has been submitted to the Internal Revenue Service (the "IRS"), and the Registrant hereby undertakes to submit any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify such plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2004.

                             WEATHERFORD INTERNATIONAL LTD.

                             By:    /S/ BERNARD J. DUROC-DANNER
                                -----------------------------------------------
                                          Bernard J. Duroc-Danner
                                    President, Chief Executive Officer,
                                    Chairman of the Board and Director
                                      (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                        Title                                    Date
        ---------                                        -----                                    ----
/S/ BERNARD J. DUROC-DANNER                President, Chief Executive Officer,               January 30, 2004
---------------------------                 Chairman of the Board and Director
   Bernard J. Duroc-Danner                    (Principal Executive Officer)

   /S/ LISA W. RODRIGUEZ                     Senior Vice President and Chief                 January 30, 2004
---------------------------                         Financial Officer
      Lisa W. Rodriguez                          (Principal Financial and
                                                   Accounting Officer)

   /S/ PHILIP BURGUIERES                                 Director                            January 30, 2004
---------------------------
      Philip Burguieres

    /S/ DAVID J. BUTTERS                                 Director                            January 30, 2004
---------------------------
      David J. Butters

    /S/ SHELDON B. LUBAR                                 Director                            January 30, 2004
---------------------------
      Sheldon B. Lubar

  /S/ WILLIAM E. MACAULAY                                Director                            January 30, 2004
---------------------------
     William E. Macaulay

   /S/ ROBERT B. MILLARD                                 Director                            January 30, 2004
---------------------------
      Robert B. Millard

  /S/ ROBERT K. MOSES, JR.                               Director                            January 30, 2004
---------------------------
    Robert K. Moses, Jr.

    /S/ ROBERT A. RAYNE                                  Director                            January 30, 2004
---------------------------
       Robert A. Rayne

___________________________                              Director                            ____________, 2004
      Nicholas F. Brady

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of Weatherford International, Inc. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2004.

                                        WEATHERFORD INTERNATIONAL, INC.
                                        401(K) SAVINGS PLAN

                                        By:  /S/ JON R. NICHOLSON
                                           ----------------------------------
                                             Jon R. Nicholson
                                             Member, Administrative Committee

                                  EXHIBIT INDEX

Exhibit Number                      Description
--------------                      -----------
     4.1          Memorandum of Association of Weatherford International Ltd.
                  (incorporated by reference to Annex II to the proxy
                  statement/prospectus included in Amendment No. 1 to the
                  Registration Statement on Form S-4 (Registration No.
                  333-85644) filed May 22, 2002).

     4.2          Memorandum of Increase of Share Capital of Weatherford
                  International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No.
                  333-85644) filed May 22, 2002).

     4.3 Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

     4.4          Credit Agreement dated May 14, 2003, among Weatherford
                  International Ltd., Weatherford International, Inc., JPMorgan
                  Chase Bank, as Administrative Agent, BankOne, NA and Wells
                  Fargo Bank, Texas, N.A., as Co-Syndication Agents, ABN-AMRO
                  Bank, N.V., and The Bank of Nova Scotia, as Co-Documentation
                  Agents, and Wachovia Bank, National Association, Suntrust
                  Bank, Royal Bank of Canada and Deutsche Bank AG New York
                  Branch, as Co-Managing Agents. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed July 1, 2003).

     4.5          Indenture dated as of October 15, 1997, between EVI, Inc. and
                  The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.13 to Registration Statement on Form
                  S-3 (Reg. No. 333-45207)).

     4.6 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                  (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File 1-13086) filed
                  November 5, 1997).

     4.7          Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

     4.8          First Supplemental Indenture dated and effective as of May 27,
                  1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust
                  Company, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed June 2,
                  1998).

     4.9          Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15,
                  2006 (incorporated by reference to Exhibit 4.2 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

     4.10         Second Supplemental Indenture dated June 30, 2000, between
                  Weatherford International, Inc. and The Bank of New York, as
                  successor trustee to Bank of Montreal Trust (including form of
                  Debenture) (incorporated by reference to Exhibit 4.1 to
                  Current Report on Form 8-K (File No. 1-13086) filed July 10,
                  2000).
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     4.11         Third Supplemental Indenture dated November 16, 2001, between
                  Weatherford International, Inc. and The Bank of New York, as
                  Trustee (incorporated by reference to Exhibit 4.11 to
                  Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

     4.12         Registration Rights Agreement dated June 30, 2000, between
                  Weatherford International, Inc. and Morgan Stanley & Co.
                  Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-13086) filed July 10,
                  2000).

     4.13         Sale Agreement dated July 2, 2001, among Weatherford
                  Artificial Lift Systems, Inc., Weatherford U.S., L.P. and each of their U.S. affiliates who become Originators, as Sellers, and W1 Receivables, L.P., as Purchaser (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

     4.14         Purchase Agreement dated July 2, 2001, among W1 Receivables,
                  L.P., as Seller, Weatherford International, Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA (Main
                  Office Chicago), as Agents (incorporated by reference to
                  Exhibit 4.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

     4.15         Registration Rights Agreement dated November 16, 2001, among
                  Weatherford International, Inc. and Credit Suisse First Boston
                  Corporation and Lehman Brothers Inc., on behalf of the Initial
                  Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333-73770)).

     4.16         Second Supplemental Indenture, dated June 26, 2002, between
                  Weatherford International Inc., as successor to EVI, Inc.,
                  Weatherford International Ltd. and JP Morgan Chase Bank, as
                  Trustee (incorporated by reference to Exhibit 4.9 to Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 2002 (File
                  No. 1-31339)).

     4.17         Fourth Supplemental Indenture dated June 26, 2002, between
                  Weatherford International, Inc., Weatherford International
                  Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

     4.18         Waiver and Omnibus Amendment dated June 26, 2002, to Sale
                  Agreement dated July 2, 2001 and Purchase Agreement dated July
                  2, 2001, among W1 Receivables, L.P., Weatherford
                  International, Inc., Bank One, NA (Main Office Chicago), individually and as Agent, Jupiter Securitization Corporation,
                  Weatherford Artificial Lift Systems, Inc., Weatherford U.S.,
                  L.P. and Weatherford International Ltd. (incorporated by reference to Exhibit 4.5 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

     4.19         Waiver and Amendment No. 1 dated May 14, 2002, to Purchase
                  Agreement dated July 2, 2001, among W1 Receivables, L.P.,
                  Weatherford International, Inc., Bank One, NA (Main Office
                  Chicago), individually and as Agent, and Jupiter
                  Securitization Corporation (incorporated by reference to Exhibit 4.6 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

     4.20         Weatherford International Ltd. Restricted Share Plan
                  (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q (File No. 1-31339) filed November 6, 2003).
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     4.21         Weatherford International, Inc. Non-Employee Director Deferred
                  Compensation Plan (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended March
                  31, 2000 (File No. 1-13086) filed May 15, 2000).

     4.22         Weatherford International, Inc. Foreign Executive Deferred
                  Compensation Stock Plan (incorporated by reference to Exhibit
                  10.4 to Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 2003 (File No. 1-31339) filed August 14, 2003).

     4.23         Weatherford International, Inc. 401(k) Savings Plan.

     4.24 Assumption and General Amendment of Directors' Stock Option and Benefit Programs and General Amendment of Employee Stock
                  Option and Benefit Programs of Weatherford International, Inc.
                  dated June 26, 2002 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended June
                  30, 2002 (File No. 1-31339) filed August 14, 2002).

     4.25         Indenture dated October 1, 2003, among Weatherford
                  International Ltd., Weatherford International, Inc. and
                  Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File
                  No. 1-31339) filed October 2, 2003).

     4.26         Form of Global Note for 4.95% Senior Notes due 2013
                  (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).

     5.1          Opinion of Conyers, Dill & Pearman.

     23.1         Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).

     23.2         Consent of Ernst & Young LLP.

     23.3         Consent of Deloitte & Touche LLP.

     23.4         Consent of KPMG LLP.

     24.1         Powers of Attorney (included on page II-8 of this Registration
                  Statement).
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